EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Thomas G. Mair, Interim President and Chief Executive Officer of Golden Star Resources Ltd., certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2007 of Golden Star Resources Ltd. that:

(1) The Annual Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained and incorporated by reference in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Golden Star Resources Ltd.

/s/ Thomas G. Mair

Thomas G. Mair

Interim President and Chief Executive Officer

February 27, 2008